Exhibit 99.1

Ingevity Corporation 5255 Virginia Avenue North Charleston, SC 29406 USA www.ingevity.com

News	Contact: Jack Maurer 843-746-8242 jack.maurer@ingevity.com

Investors: Dan Gallagher 843-740-2126 daniel.gallagher@ingevity.com

•	Net sales of $235.2 million were up about 8 percent versus the prior year quarter’s sales of $218.5 million.

•
Net income of $35.8 million was up 56 percent versus net income in the prior year quarter of $23.0 million; net income as a percentage of sales was 15.2 percent, compared to net income as a percentage of sales of 10.5 percent in the prior year quarter; diluted earnings per share were $0.72

•	Adjusted EBITDA of $67.1 million were up about 34 percent compared to first quarter 2017 adjusted EBITDA of $50.2 million; diluted adjusted earnings per share were $0.79

•	Adjusted EBITDA margin of 28.5 percent increased 550 basis points versus first quarter 2017

•	Company narrows and raises mid-point for fiscal year 2018 sales and adjusted EBITDA guidance

The results and guidance in this release include Non-GAAP financial measures. Refer to the section entitled “Use of Non-GAAP Financial Measures” within this release.

NORTH CHARLESTON, S.C., May 2, 2018 - Ingevity Corporation (NYSE:NGVT) today reported first quarter net sales of $235.2 million, representing an increase of 7.6 percent versus $218.5 million in the prior year’s first quarter. Net income was $35.8 million, an increase of 55.7 percent versus $23.0 million in net income in the previous year’s quarter. The first quarter diluted earnings per share were $0.72. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $67.1 million were up 33.7 percent versus first quarter 2017 adjusted EBITDA of $50.2 million. Diluted adjusted earnings per share were $0.79 excluding, net of tax, acquisition and other related costs of $0.08 per share and restructuring and other income of $0.01 per share. Ingevity’s first quarter adjusted EBITDA margin of 28.5 percent was up 550 basis points from the prior year’s first quarter adjusted EBITDA margin of 23.0 percent.

“We’re off to a great start, in line with our expectations,” said Michael Wilson, Ingevity’s president and CEO. “We drove a 34 percent jump in adjusted EBITDA on an 8 percent revenue increase. This reflects an improvement in market dynamics and product demand, strong execution and cost discipline.”

Wilson attributed the results primarily to volume growth resulting from higher sales of the company’s Performance Materials segment’s activated carbon products to the global automotive market. In addition, sales in Performance Chemicals benefitted from higher sales to the oilfield services and pavement industries, as well as the company’s recent acquisition of Georgia-Pacific’s (G-P) pine chemicals business. These revenue increases were partially offset by declines in sales to industrial specialties applications as the company shifted available product to higher value-added applications.

“Our adjusted EBITDA growth was driven primarily by volume gains, though price and mix benefits and lower raw material costs - specifically for crude tall oil, or CTO - also contributed significantly,” he said.

Performance Chemicals

First quarter 2018 sales in the Performance Chemicals segment were $139.7 million, up $4.6 million, or 3.4 percent, versus the first quarter 2017. Segment operating profit was $18.7 million, up $8.3 million, or 79.8 percent, versus the prior year quarter segment operating profit. Segment operating margin rose 570 basis points to 13.4 percent. Segment EBITDA were $24.9 million, up $9.2 million, or 58.6 percent, versus the prior year quarter segment EBITDA. Segment EBITDA margin rose 620 basis points to 17.8 percent.

“U.S. rig count growth boosted sales to the oilfield industry and adoption of our pavement technologies in South America and Asia drove higher sales in our Performance Chemicals segment,” said Wilson. “In addition, sales for a partial quarter from our acquisition of the G-P pine chemicals business helped drive growth.” Wilson said that sales in industrial specialties applications declined as products were shifted to higher-margin uses in oilfield and pavement rather than from a decline in demand.

“Despite modest revenue growth for the segment, our segment EBITDA were up 59 percent due to improved prices and product mix, lower raw materials costs - including for CTO - and our G-P pine chemicals acquisition,” he added.

Performance Materials

First quarter 2018 sales in the Performance Materials segment were $95.5 million, up $12.1 million, or 14.5 percent, versus the first quarter 2017. Segment operating profit was $36.9 million, up $7.4 million, or 25.1 percent, versus the prior year quarter segment operating profit. Segment operating margin rose 320 basis points to 38.6 percent. Segment EBITDA were $42.2 million, up $7.7 million, or 22.3 percent, versus the prior year segment EBITDA. Segment EBITDA margin rose 280 basis points to 44.2 percent.

“Adoption of Ingevity’s U.S. Tier 3 and LEV III emission solutions, particularly our ‘honeycomb’ scrubber products, by automotive customers once again fueled growth in our Performance Materials segment,” Wilson said. “Our base canister carbon revenue also continued to grow - albeit more moderately - despite reduced North American auto production in the quarter.”

Outlook

Ingevity narrowed and raised the mid-point for its fiscal year 2018 guidance for sales from between $1.07 billion and $1.13 billion to between $1.10 billion and $1.13 billion. It also narrowed and raised the mid-point for its guidance for 2018 adjusted EBITDA from between $285 million and $305 million to between $293 million and $307 million.

“Three months in, we feel we have good line of sight on the year,” Wilson said. “We’re executing our businesses according to plan. We are focused on efficiently integrating the G-P pine chemicals acquisition, capturing the benefits of improving market conditions in Performance Chemicals, preparing for growing global demand in Performance Materials, and turning in another strong performance in 2018.”

Ingevity: Purify, Protect and Enhance
Ingevity provides specialty chemicals and high-performance carbon materials and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, Ingevity develops, manufactures and brings to market products and processes that help customers solve complex problems. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, publication inks and automotive components that reduce gasoline vapor emissions. Headquartered in North Charleston, South Carolina, Ingevity operates from 25 locations around the world and employs approximately 1,500 people. The company is traded on the New York Stock Exchange (NYSE: NGVT). For more information visit www.ingevity.com.

Additional Information
The company will host a conference call on Thursday, May 3, 2018, at 10 a.m. (Eastern Time) to discuss first quarter fiscal results. Those who wish to participate in this event should dial 800-230-1092 (inside the U.S.) or 612-288-0340 (outside the U.S.), at least 15 minutes prior to the start of the call. In addition, a slide deck for use during the conference call will be posted on the investors section of Ingevity’s website shortly before the call begins. Replays will be available through June 3, 2018, and can be accessed at 800-475-6701 (inside the U.S.) or 320-365-3844 (outside the U.S.), with access code 447001.

Use of Non-GAAP Financial Measures

Ingevity has presented certain financial measures which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are included in the financial schedules accompanying this news release, under the section entitled "Non-GAAP Financial Measures."

A reconciliation of net income to adjusted EBITDA as projected for 2018 is not provided. Ingevity does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components, net of tax, include additional separation costs associated with the separation from WestRock; further restructuring and other income (charges); acquisition and other related costs in connection with the acquisition of Georgia-Pacific’s pine chemical business; and revisions due to future guidance and assessment of U.S. Tax Reform. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future, other items with similar characteristics to those currently included in adjusted EBITDA, that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact adjusted EBITDA.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements generally include the words “may,” “could,” “should,” “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” “forecast,” “prospect,” “potential” or similar expressions. Forward-looking statements may include, without limitation, expected financial positions, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; synergies and the potential benefits of the acquisition of Georgia-Pacific’s pine chemicals business (the “acquisition”); capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost-reduction initiatives, plans and objectives; and markets for securities. Like other businesses, Ingevity is subject to risks and uncertainties that could cause its actual results to differ materially from its expectations or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks that the expected benefits from the acquisition will not be realized or will not be realized in the expected time period; the risk that the businesses will not be integrated successfully; significant transaction costs; unknown or understated liabilities; general economic and financial conditions; international sales and operations; currency exchange rates and currency devaluation; compliance with U.S. and foreign regulations; attracting and retaining key personnel; conditions in the automotive market or adoption of alternative technologies; worldwide air quality standards; government infrastructure spending; declining volumes in the printing inks market; the limited supply of crude tall oil (“CTO”); lack of access to sufficient CTO; access to and pricing of raw materials; competition from producers of substitute products and new technologies; a prolonged period of low energy prices; the provision of services by third parties at several facilities; natural disasters, such as hurricanes, winter or tropical storms, earthquakes, floods, fires; other unanticipated problems such as labor difficulties including renewal of collective bargaining agreements, equipment failure or unscheduled maintenance and repair; protection of intellectual property and proprietary information; information technology security risks; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies and the chemicals industry; and lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes. These and other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are and will be more particularly described in our filings with the U.S. Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2017 and our other periodic filings.  Readers are cautioned not to place undue reliance on Ingevity’s projections and forward-looking statements, which speak only as the date thereof. Ingevity undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

TABLE OF CONTENTS

FINANCIAL SCHEDULES	Page
Condensed Consolidated Statement of Operations	Financial Schedules - Page 1
Segment Operating Results	Financial Schedules - Page 2
Condensed Consolidated Balance Sheets	Financial Schedules - Page 3
Condensed Consolidated Statements of Cash Flows	Financial Schedules - Page 4
Non-GAAP Financial Measures	Financial Schedules - Page 5
Reconciliation of Adjusted Earnings (Loss)	Financial Schedules - Page 6
Reconciliation of Adjusted EBITDA	Financial Schedules - Page 7
Reconciliation of Segment EBITDA	Financial Schedules - Page 8

INGEVITY CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
In millions, except per share data	2018	2017
Net sales	$235.2	$218.5
Cost of sales	150.1	147.8
Gross profit	85.1	70.7
Selling, general and administrative expenses	26.5	26.0
Research and technical expenses	5.0	5.1
Separation costs	—	0.3
Restructuring and other (income) charges, net	(0.6)	2.3
Acquisition-related costs	3.8	—
Other (income) expense, net	(1.2)	(0.3)
Interest expense, net	6.1	3.3
Income (loss) before income taxes	45.5	34.0
Provision (benefit) for income taxes	9.7	11.0
Net income (loss)	35.8	23.0
Less: Net income (loss) attributable to noncontrolling interests	5.0	4.0
Net income (loss) attributable to Ingevity stockholders	$30.8	$19.0

Earnings (loss) per common share attributable to Ingevity stockholders
Basic	$0.73	$0.45
Diluted	$0.72	$0.45
Weighted average common shares outstanding
Basic	42.1	42.1
Diluted	42.6	42.4

Financial Schedules - Page 1

INGEVITY CORPORATION
Segment Operating Results (Unaudited)

	Three Months Ended March 31,
In millions	2018	2017
Net sales
Performance Materials	$95.5	$83.4
Automotive Technologies product line	85.9	74.6
Process Purification product line	9.6	8.8
Performance Chemicals	139.7	135.1
Oilfield Technologies product line	22.4	18.3
Pavement Technologies product line	18.5	17.0
Industrial Specialties product line	98.8	99.8
Total net sales	$235.2	$218.5

Segment operating profit
Performance Materials	$36.9	$29.5
Performance Chemicals	18.7	10.4
Total segment operating profit	55.6	39.9

Separation costs (1)	—	(0.3)
Restructuring and other income (charges) (2)	0.6	(2.3)
Acquisition and other related costs (3)	(4.6)	—
Interest expense, net	(6.1)	(3.3)
(Provision) benefit for income taxes	(9.7)	(11.0)
Net (income) loss attributable to noncontrolling interests	(5.0)	(4.0)
Net income (loss) attributable to the Ingevity stockholders	$30.8	$19.0
_________________
(1) Represents transaction costs associated with separation of Ingevity from WestRock. These costs are primarily related to professional fees associated with separation activities within the finance, tax and legal functions.

(2) For the three months ended March 31, 2018 and 2017, respectively, the restructuring activity related to Performance Materials and Performance Chemicals as shown in the table below:
	Three Months Ended March 31,
In millions	2018	2017
Performance Materials	$—	$—
Performance Chemicals	0.6	(2.3)
Total Restructuring and other income (charges)	$0.6	$(2.3)

(3) Charges primarily relate to legal and professional fees and inventory step-up amortization incurred associated with the acquisition of Georgia Pacific's Pine Chemicals Business. The legal and professional fees of $3.8 million and the inventory step-up amortization of $0.8 million are included in "Acquisition-related costs" and "Cost of sales" on the condensed statement of operations, respectively.

Financial Schedules - Page 2

INGEVITY CORPORATION
Condensed Consolidated Balance Sheets

In millions	March 31, 2018	December 31, 2017
Assets	(Unaudited)
Cash and cash equivalents	$55.0	$87.9
Accounts receivable, net	130.4	100.0
Inventories, net	192.1	160.0
Prepaid and other current assets	23.2	20.8
Current Assets	400.7	368.7
Property, plant and equipment, net	483.1	438.5
Goodwill	129.4	12.4
Other intangibles, net	134.5	4.9
Restricted investment	71.3	71.3
Other assets	35.3	33.8
Total Assets	$1,254.3	$929.6
Liabilities and Equity
Accounts payable	$91.8	$83.1
Accrued expenses	19.7	20.0
Other current liabilities	38.6	50.1
Current Liabilities	150.1	153.2
Long-term debt including capital lease obligations	733.9	444.0
Deferred income taxes	42.8	41.3
Other liabilities	14.5	13.2
Total Liabilities	941.3	651.7
Equity	313.0	277.9
Total Liabilities and Equity	$1,254.3	$929.6

Financial Schedules - Page 3

INGEVITY CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
In millions (unaudited)	2018	2017
Cash flows provided by (used in) operating activities:	$9.7	$6.5
Cash flows provided by (used in) investing activities:
Capital expenditures	(13.3)	(10.7)
Payments for acquired business, net of cash acquired	(315.0)	—
Proceeds from disposition of assets	0.6	—
Restricted investment	—	(0.5)
Net investment in equity securities	0.3	(2.1)
Other investing activities, net	—	(3.0)
Net cash provided by (used in) by investing activities	$(327.4)	$(16.3)
Cash flows provided by (used in) financing activities:
Net borrowings under our revolving credit facility	—	13.1
Proceeds from long-term borrowings	300.0	—
Debt issuance costs	(5.7)	—
Tax payments related to withholdings on vested restricted stock units	(1.5)	(0.5)
Proceeds and withholdings from share-based compensation plans, net	0.5	—
Repurchases of common stock under publicly announced plan	(3.1)	—
Noncontrolling interest distributions	(5.3)	(2.6)
Net cash provided by (used in) by financing activities	$284.9	$10.0
Increase (decrease) in cash, cash equivalents and restricted cash	(32.8)	0.2
Effect of exchange rate changes on cash	(0.1)	0.3

Change in cash, cash equivalents and restricted cash	(32.9)	0.5
Cash, cash equivalents, and restricted cash at beginning of period	87.9	30.5
Cash, cash equivalents, and restricted cash at end of period (1)	$55.0	$31.0
_______________
(1) Includes restricted cash of zero and $1.3 million and cash and cash equivalents of $55.0 million and $29.7 million as of March 31, 2018 and 2017, respectively. The restricted cash balance in 2017 is associated with foreign government grants to be used for specific capital projects as governed by the grant provisions. Restricted cash is included within "Prepaid and Other Current Assets" within the consolidated balance sheets.

Financial Schedules - Page 4

Ingevity Corporation

Non-GAAP Financial Measures

Ingevity has presented certain financial measures, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. The company believes these non-GAAP measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results.

Ingevity uses the following non-GAAP measures:

Adjusted earnings (loss) is defined as net income (loss) attributable to Ingevity stockholders plus restructuring and other (income) charges, separation costs, acquisition and other related costs and the income tax expense (benefit) on those items, less the benefit from U.S. Tax Reform.

Diluted adjusted earnings (loss) per share is defined as diluted earnings (loss) per common share attributable to Ingevity stockholders plus restructuring and other (income) charges, net per share, separation costs per share, acquisition and other related costs per share and the income tax expense (benefit) per share on those items, less the per share tax benefit from U.S. Tax Reform.

Adjusted EBITDA is defined as net income (loss) plus provision for income taxes, interest expense, depreciation and amortization, restructuring and other (income) charges, separation costs and acquisition and other related costs.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Net Sales.

Segment EBITDA is defined as segment operating profit plus depreciation and amortization.

Segment EBITDA Margin is defined as Segment EBITDA divided by Net Segment Sales.

The Company also uses the above financial measures as the primary measures of profitability used by managers of the business and its segments. In addition, the Company believes Adjusted EBITDA, Adjusted EBITDA Margin, Segment EBITDA and Segment EBITDA Margin are useful measures because they exclude the effects of financing and investment activities as well as non-operating activities. These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with GAAP and investors should consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another. Reconciliations of these non-GAAP financial measures are set forth within the following pages.

A reconciliation of net income to adjusted EBITDA as projected for 2018 is not provided. Ingevity does not forecast net income as we cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components, net of tax, include additional separation costs associated with the separation from WestRock; further restructuring and other income (charges); acquisition and other related costs in connection with the acquisition of Georgia-Pacific’s pine chemical business; and revisions due to future guidance and assessment of U.S. Tax Reform. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future, other items with similar characteristics to those currently included in adjusted EBITDA, that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact adjusted EBITDA.

Financial Schedules - Page 5

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) (GAAP) to Adjusted Earnings (Loss) (Non-GAAP)

	Three Months Ended March 31,
In millions, except per share data (unaudited)	2018	2017
Net income (loss)	$35.8	$23.0
Less: Net income (loss) attributable to noncontrolling interests	5.0	4.0
Net income (loss) attributable to Ingevity stockholders (GAAP)	30.8	19.0
Restructuring and other (income) charges (1)	(0.6)	2.3
Separation costs (2)	—	0.3
Acquisition and other related costs (3)	4.6	—
Tax effect on items above	(1.1)	(0.7)
Adjusted earnings (loss) (Non-GAAP)	$33.7	$20.9

Diluted earnings (loss) per common share (GAAP)	$0.72	$0.45
Restructuring and other (income) charges	(0.01)	0.05
Separation costs	—	0.01
Acquisition and other related costs	0.11	—
Tax effect on items above	(0.03)	(0.02)
Diluted adjusted earnings (loss) per share (Non-GAAP)	$0.79	$0.49

Weighted average common shares outstanding - Diluted	42.6	42.4
_______________
(1) Income for the three months ended March 31, 2018 include $0.6 million related to proceeds from the sale of assets from our Performance Chemicals' derivatives operations in Duque De Caxias, Rio de Janeiro, Brazil facility, which was closed in 2016. Charges incurred for the three months ended March 31, 2017 include $1.3 million in severance and other employee-related costs related to a reorganization as part of an effort to streamline our leadership team, flatten the organization and reduce costs. Additional charges include $1.0 million in miscellaneous costs primarily associated with the exit of our Performance Chemicals' manufacturing operations in Palmeira, Santa Catarina, Brazil.

(2) In connection with the separation from WestRock we have incurred pre-tax separation costs. These costs were primarily related to professional fees associated with separation activities within the finance, tax and legal functions.

(3) Charges primarily relate to legal and professional fees and inventory step-up amortization incurred associated with the acquisition of Georgia Pacific's Pine Chemicals Business. The legal and professional fees of $3.8 million and the inventory step-up amortization of $0.8 million are included in "Acquisition-related costs" and "Cost of sales" on the condensed statement of operations, respectively.

Financial Schedules - Page 6

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended March 31,
In millions (unaudited)	2018	2017
Net income (loss) (GAAP)	$35.8	$23.0
Provision (benefit) for income taxes	9.7	11.0
Interest expense, net	6.1	3.3
Separation costs	—	0.3
Depreciation and amortization	11.5	10.3
Restructuring and other (income) charges, net	(0.6)	2.3
Acquisition and other related costs	4.6	—
Adjusted EBITDA (Non-GAAP)	$67.1	$50.2

Net sales	$235.2	$218.5
Net income (loss) margin	15.2%	10.5%
Adjusted EBITDA margin	28.5%	23.0%

Financial Schedules - Page 7

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Segment Operating Profit (GAAP) to Segment EBITDA (Non-GAAP)

In millions (unaudited)	Three Months Ended March 31,
Performance Materials	2018	2017
Segment operating profit (GAAP)	$36.9	$29.5
Depreciation and amortization	5.3	5.0
Segment EBITDA (Non-GAAP)	$42.2	$34.5
Net sales	$95.5	$83.4
Segment operating margin	38.6%	35.4%
Segment EBITDA margin	44.2%	41.4%

Performance Chemicals
Segment operating profit (GAAP)	$18.7	$10.4
Depreciation and amortization	6.2	5.3
Segment EBITDA (Non-GAAP)	$24.9	$15.7
Net sales	$139.7	$135.1
Segment operating margin	13.4%	7.7%
Segment EBITDA margin	17.8%	11.6%

Financial Schedules - Page 8